                                                                EXHIBIT 10.1

                     SECOND AGREEMENT CONCERNING AMENDMENT
                              TO CREDIT AGREEMENT


         This Agreement dated as of December 9, 1999 by and among PNI
Systems, LLC, a Georgia limited liability company (the "Company"), Preferred Networks, Inc., formerly a Delaware corporation and presently reincorporated in the State of Georgia (the "Parent"), each of the undersigned "Guarantors" and Bank of America, N.A., successor in interest to NationsBank, N.A. (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Parent and the Company (hereinafter sometimes collectively referred to as "Borrowers") and the Lender entered into that certain Credit Agreement dated as of August 8, 1996 as amended by Amendments dated December 20, 1996, March 12, 1997, April 11, 1997, March 19, 1998 and November 12, 1998 and an Agreement concerning Amendment to Credit Agreement dated May 27, 1999 (as so amended the "Credit Agreement");

         WHEREAS, the indebtedness and obligations of the Borrowers under and related to the Credit Agreement are secured by, among other things, assets of each of the Guarantors;

         WHEREAS, the Borrowers and the Guarantors wish to obtain Lender's consent to the proposed sale, assignment and transfer of all of the issued and outstanding stock and other equity interests, of EPS Wireless, Inc., one of the Guarantors, ("EPS") and wish Lender to release the security interest in and to the assets, the share certificates representing the shares of stock pledged to Lender together with the stock powers related thereto, the release of EPS as a Guarantor of the Borrower's obligations, and release of the Letter of Credit pursuant to Section 10.21 of the Credit Agreement.

         WHEREAS, Lender is willing to enter into this Agreement in return for and in reliance on Borrowers' and Guarantors' covenants, reaffirmations and obligations, contained herein;

         NOW, THEREFORE, for and in consideration of the premises, the mutual covenants contained herein, Ten Dollars ($10.00) in hand paid by Lender to each of Borrowers and Guarantors, Lender's reliance hereon and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms not otherwise specifically defined herein shall have the same meaning as given them in the Credit Agreement.

         2. Amendments to the Credit Agreement and Notes Effective only upon Timely Fulfillment of the "Amendment Conditions". Upon, but not only upon, Lender's determination, in its sole discretion, that each and all of the "Amendment Conditions" (as that term is defined in Section 4 below) have been fulfilled in accordance with the terms and conditions hereof by no later than December 15, 1999, the Credit Agreement and the Notes shall, effective upon such fulfillment, be amended as follows:

                  a)       The Credit Agreement is amended by deleting from
                           Section 1.1 thereof the definition of the term "Parent Commitment" and "Termination Date" in their entirety and substituting in their respective places the following:

                                    "Parent Commitment" shall mean the
                                    obligation of the Lender to make Parent
                                    Loans to the Parent in an aggregate
                                    principal amount at any one time
                                    outstanding up to but not exceeding
                                    $2,000,000.

                                    "Termination Date" shall mean March 31,
                                    2001.

                  b) Sections 8.1 through 8.6 of the Credit Agreement shall be deleted and shall be replaced by the following new Sections 8.1 through 8.4:

                                    8.1      The Parent and its Subsidiaries'
                                    must on the last day of each calendar
                                    month, hold on a consolidated basis cash and Cash Equivalents in an aggregate amount inclusive of the unused availability under the Parent Commitment, greater than or equal to (a) $3,100,000 for the period beginning December 31, 1999 and ending March 30, 2000, (b) $2,000,000 for the period beginning March 31, 2000 and ending
                                    June 29, 2000, (c) $1,300,000 for the
                                    period beginning June 30, 2000 and ending
                                    September 29, 2000, (d) $1,100,000 for the
                                    period beginning September 30, 2000 and
                                    ending on December 30, 2000, and (e)
                                    $1,100,000 for the period beginning
                                    December 31, 2000 and ending on March 31,
                                    2001.

                                    8.2      Borrowers shall submit weekly
                                    Borrowing Base certification for use in
                                    determining availability of further draws or mandatory pay downs under the Credit Agreement.

                                    8.3      Borrower will allow Lender to
                                    perform, at Borrower's expense, such
                                    comprehensive monitoring of borrowing base collateral (including but not limited to field exams) as Lender deems reasonably necessary or appropriate and Borrower shall cooperate fully with same;

                  c) The Maturity Date of the Parent Note shall be changed from April 30, 2000 to March 31, 2001; and, accordingly, the "Termination Date" as redefined in the Fourth Amendment of the Credit Agreement shall mean March 31, 2001. Section 2.13 of the Credit Agreement concerning extension of Termination Date shall be deleted and the Letter of Credit pledged herewith will be deleted.

                  d) Section 10.21 of the Credit Agreement shall be deleted and the Letter of Credit pledged herewith will be released.

                  e) The following Section 2.8(f) shall be added to and included in the Credit Agreement:

                                    2.8(f) Fees. Borrowers agree to pay Lender a restructure fee of Twenty Five Thousand Dollars ($25,000) at the closing of the sale of EPS. Borrower agrees to pay Lender an exit fee of $50,000 upon payment in full of the Parent Note but Lender will waive said fee if the Parent Note is paid in full by June 30, 2000 or will reduce said fee to $25,000 if the Parent Note is paid in full prior to December 31, 2000. If the Parent
                                    Note is not paid by December 31, 2000 and the above Exit Fee is unpaid as of that date, the Exit Fee, at the Bank's option, will be added as principal to the Parent Note and the terms of its repayment will be governed thereunder.

The foregoing amendments to the Credit Agreement shall become effective automatically and without the need for any further documentation at such time as Lender has determined in its sole discretion that each and all of the Amendment Conditions have been timely fulfilled in strict accordance with the terms and conditions hereof, which determination shall be evidenced by the "Triggering Event" as hereinafter defined in Section 3 below.

         3. Consent and Release. Upon Lender's determination, in its sole discretion, that each and all of the Amendment Conditions have been timely performed in strict accordance with the terms and conditions hereof, Lender shall consent to the sale of the shares of EPS as described on Schedule 1 hereto and shall release its security interest in and to EPS' assets and shares by executing a Consent and Release in the form attached hereto as Schedule 2 and appropriate UCC-3s terminating its security interest in and to the assets and shares of capital stock of EPS (together with the stock powers related thereto) as a matter of record. For purposes of this Agreement Lender's execution of the aforesaid Consent and Release and UCC-3s and delivery thereof to the Borrowers shall be deemed to be the "Triggering Event". To the extent the Amendment Conditions require a payment to Lender of certain of the proceeds from the sale of shares of EPS, assuming all other Amendment Conditions have been fulfilled, Lender will execute and deliver the aforesaid Consent and Release and UCC-3s simultaneously with delivery to it of such proceeds in immediately available funds.

         4. Amendment Conditions. For purposes of this Agreement the following shall constitute the "Amendment Conditions":

                  a) There shall be no default or Event of Default existing under the terms of the Credit Agreement;

                  b) Borrowers shall have delivered to Lender evidence satisfactory to Lender that the net proceeds paid by buyer to Borrower from the sale of the assets of EPS will be an amount of at least $13,000,000;

                  c) Borrowers shall have caused to be made a principal payment against the Parent Note out of the proceeds of the sale of the assets of EPS in the amount of $2,000,000.00 in immediately available funds and shall pay the Company Note in full;

                  d) Borrowers and Parent shall have paid any past due interest;

                  e) Borrowers shall have caused to be made a payment to Lender of a loan fee out of the proceeds of the sale of the assets of EPS in the amount of $25,000.00; and

                  f) Borrowers shall have received at least $2,569,425 cash out of the proceeds of the sale of the assets of EPS for operating capital which are to be placed in a Lender account.

         7.       Waiver of Claims.

         Borrowers warrant and represent to the Lender that the Note is not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; Borrowers and Guarantors release and discharge Lender from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort or in contract by Borrowers and their affiliates and Guarantors and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement. Moreover, Borrowers and their affiliates and Guarantors, jointly and severally, waive any and all claims now or hereafter arising from or related to any delay by Lender in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing any collateral securing any of the Notes.

         8.       Bankruptcy.

         (a) In entering into this Agreement, Borrowers, Guarantors and Lender hereby stipulate, acknowledge and agree that Lender gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgements and warranties of Borrower and Guarantor as contained herein and that Lender would not have entered into this Agreement but for such promises, representations, acknowledgements, agreements, and warranties, all of which have been accepted by Lender in good faith, the breach of which by Borrower or Guarantor in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. ss.1112(b).

         (b) As additional consideration for Lender agreeing to forbear from immediately enforcing its rights and remedies under the Credit Agreement and in the Loan Documents, including but not limited to the institution of foreclosing proceedings, Borrowers and Guarantors agree that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. ss.101, et seq.) is filed by or against Borrowers at any time after the execution of this Agreement, Lender shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Lender complete relief from the automatic stay imposed by ss.362 of the Bankruptcy Code (11 U.S.C. ss.362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgement and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Borrowers and Guarantors specifically agree (i) that upon filing a motion for relief from the automatic stay, Lender shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Lender to establish or prove the value of the Property, the lack of adequate protection of its interest in the Property, or lack of equity in the Property; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss. 362(d)(1) of the Bankruptcy Code (11 U.S.C. ss.362(d)(1)); and (iii) that Borrowers and Guarantors will not directly or indirectly oppose or otherwise defend against Lender's efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrowers or Guarantors from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Lender's rights under the Loan Documents, this Agreement or under any law.

         (c) All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Lender entering into this Agreement.

         9.       Miscellaneous.

         a) Expenses. Borrowers hereby jointly and severally agree to pay any and all reasonable expenses of the Lender in anyway relating to this Agreement or to the Credit Agreement or loans evidenced thereby, including but not limited to actual attorneys' fees simultaneously with the closing of the sale of assets and stock of EPS described above out of ongoing operations, as appropriate.

         b) Reaffirmation. Each of the Guarantors hereby acknowledges and reaffirms its obligations and liabilities under its Guaranty and consents to the modifications made and which may be made to the Credit Agreement and the Notes pursuant to the terms of this Agreement.

         c)       Time is of the essence.

         d) Full Force and Effect. Except as expressly here and amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.

         e) Counterparts. This Agreement may be executed in any number of counterparts, each of which need not contain the signatures of more than one party and all of which taken together shall constitute one in the same original same instruments.


                                    BORROWER

                                    PNI SYSTEMS, LLC

                                    By: Preferred Networks, Inc., its manager



                                        By: /s/ Mark H. Dunaway
                                            -----------------------------------
                                            Mark H. Dunaway
                                            Chief Executive Officer


                                    PREFERRED NETWORKS, INC.



                                    By: /s/ Mark H. Dunaway
                                        ---------------------------------------
                                        Mark H. Dunaway
                                        Chief Executive Officer

                                   GUARANTORS



PNI SPECTRUM, LLC                             HTB COMMUNICATIONS, INC.

By: Preferred Networks, Inc., its Manager

                                              By: /s/ Mark H. Dunaway
                                                  -----------------------------
                                                  Mark H. Dunaway
    By: /s/ Mark B. Jones                         Chief Executive Officer
        -----------------------------------
        Mark B. Jones
        Secretary


PNI GEORGIA, INC.                             M.P.C. DISTRIBUTORS, INC.



By: /s/ Mark H. Dunaway                       By: /s/ Mark H. Dunaway
    ---------------------------------------       -----------------------------
    Mark H. Dunaway                               Mark H. Dunaway
    Chief Executive Officer                       Chief Executive Officer


MERCURY PAGING &                              CUSTOM PAGE, INC.
COMMUNICATIONS, INC.



                                              By: /s/ Mark H. Dunaway
                                                  -----------------------------
By: /s/ Mark H. Dunaway                           Mark H. Dunaway
    ---------------------------------------       Chief Executive Officer
    Mark H. Dunaway
    Chief Executive Officer


PREFERRED TECHNICAL SERVICES, INC.



By: /s/ Mark H. Dunaway
    ---------------------------------------
    Mark H. Dunaway
    Chief Executive Officer

                                     LENDER

                                        BANK OF AMERICA, N.A.



                                        By: /s/ Michael J. Fey
                                            ------------------------------------
                                              Name: Michael J. Fey
                                                   -----------------------------
                                              Title: Assistant Vice President
                                                    ----------------------------

           SECOND AGREEMENT CONCERNING AMENDMENT TO CREDIT AGREEMENT
                               SCHEDULE OF ASSETS

         On the terms and subject to the conditions set forth in that certain Share Purchase Agreement, dated December 10, 1999, by and between Preferred Networks, Inc. ("Vendor"), a Georgia corporation, and Celestica Corporation ("Purchaser"), a Delaware corporation, Vendor transfers, assigns and delivers to Purchaser all of Vendor's right, title, and interest in and to the following assets:

         1. All of the issued and outstanding common stock, and other equity interests of EPS Wireless, Inc.;

         2.       Cash;

         3.       Accounts Receivable and accounts;

         4.       Prepaid expenses;

         5.       Other current assets;

         6.       Deposits;

         7.       Chattel Paper and Negotiable Instruments;

         8. Books and Records, including but not limited to customer lists;

         9.       Contracts and Licenses;

         10. Equipment, Fixed Assets, Leasehold Improvements, Furniture and Fixtures, Computer Equipment and Software;

         11.      Inventory;

         12.      General Intangibles;

         13.      Insurance Proceeds;

         14. Intellectual Property, including the Intellectual Property set forth on Section 3.17 and the Schedule 3.17 of the Share Purchase Agreement;

         15. Leased Real and Personal Property, including the Leased Real Property set forth in Section 3.13 and Schedule 3.13 of the Share Purchase Agreement;

         16. All other assets utilized in the business operations of EPS Wireless, Inc.

                                   SCHEDULE 2

                          FORM OF CONSENT AND RELEASE

                             Bank of America, N.A.
                             101 North Tryon Street
                        Charlotte, North Carolina 28255



Celestica Corporation
844 Don Mills Road, 32/737
North York, Ontario  M3C 1V7

         Reference is hereby made to the Credit Agreement dated as of August 8, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Preferred Networks, Inc. ("PNI"), PNI Systems, LLC and Bank of America, N.A., as successor in interest to NationsBank, N.A. (the "Lender"). All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement.

         Pursuant to Section 7.1 of the Credit Agreement, PNI and its Subsidiaries may not sell any of their assets (other than in the ordinary course of business) without the consent of Lender. It is contemplated that PNI will sell all of the outstanding shares of EPS WIRELESS, INC. ("EPS"), a wholly-owned subsidiary of PNI and a Guarantor under the Credit Agreement (the "Sale") to Celestica Corporation ("Celestica") pursuant to that certain Share Purchase Agreement dated as of December 10, 1999 ("Share Purchase Agreement"). This letter constitutes the consent of the Lender to the Sale pursuant to the Share Purchase Agreement, provided that the "Amendment Conditions" set forth in that certain Second Agreement Concerning Amendment to Credit Agreement between Lender and PNI (the "Agreement") have been satisfied or waived by December 15, 1999. Upon certification of same, the Lender will by notice to PNI confirm the effectiveness of the release and discharge EPS from any and all obligations under the Credit Agreement.

         Upon and effective as of the time the Amendment Conditions are satisfied or waived, all of the liens and security interests held by the Lender in any and all of the property of EPS pursuant to the Loan Documents shall be deemed to be released and terminated, and EPS shall be released and discharged from any liability or obligation as Guarantor of the Borrowers' obligations under the Loan Documents.

         The Lender will deliver to EPS (or such other party as PNI may designate), at PNI's expense, as soon as practicable following the satisfaction of the Amendment Conditions, executed Uniform Commercial Code termination statements and such other instruments of release and discharge pertaining to any liens and security interests of the Lender in any of the property of EPS and the shares of common stock of EPS (including, without limitation, stock certificates representing shares of stock of EPS pledged to the Lender, together with stock powers related thereto) as counsel to PNI or Celestica reasonably deem necessary to release and discharge all such liens and security interests. The Lender further agrees, at PNI's expense, to execute such other termination statements or documents as PNI may reasonably request from time to time in order to evidence the release and termination by the Lender of its security interest and liens in any of the property of EPS and EPS' release and discharge from any liability or obligation as a Guarantor of the Borrowers' obligations under the Loan Documents.

         This agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         This agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                                   Very truly yours,

                                   BANK OF AMERICA, N.A.



                                   By: /s/ Michael J. Fey
                                      -------------------------------------
                                   Name:   Michael J. Fey
                                        -----------------------------------
                                   Title:  Assistant Vice President
                                         ----------------------------------


Accepted and Agreed to:

PREFERRED NETWORKS, INC.



By: /s/ Mark H. Dunaway
    ----------------------------------------
    Mark H. Dunaway, Chief Executive Officer


EPS WIRELESS, INC.



By: /s/ Mark B. Jones
    ----------------------------------------
    Mark B. Jones, Secretary


CELESTICA CORPORATION



By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------



                                     -11-